UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

SmartRent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39991	85-4218526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8665 E. Hartford Drive, Suite 200 Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(844) 479-1555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	SMRT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, the Board of Directors (the “Board”) of SmartRent, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”), appointed Frank Martell to the Board as a Class II director to serve until the Company’s 2026 annual meeting of stockholders. The Board also appointed Mr. Martell to serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Mr. Martell will participate in the Company’s non-employee director compensation policy and receive the standard compensation that is provided from time to time to the Company’s non-employee directors pursuant thereto, including an initial award of restricted stock units covering 56,506 shares of the Company’s common stock that was granted automatically on June 18, 2024, the first trading day on or after the date of commencement of his services as a non-employee director, which number of shares reflects a proration for the director services to be provided by Mr. Martell during the one-year period from May 14, 2024, the date of the Company’s 2024 annual meeting of stockholders. The award is scheduled to vest as to all of the underlying shares upon the earlier of (x) May 14, 2025, which is the one-year anniversary of the date of the Company’s then most recently held annual meeting of stockholders, or (y) the date immediately prior to the Company’s next annual meeting of stockholders, subject to Mr. Martell’s continued service through such vesting date. In addition, Mr. Martell will enter into the Company’s standard indemnification agreement, the form of which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed on March 5, 2024.

There is no arrangement or understanding between Mr. Martell and any other persons pursuant to which Mr. Martell was selected as a director. There are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between the Company and Mr. Martell required to be disclosed herein.

On June 19, 2024, Bruce Strohm notified the Board that he would be resigning from the Board and all committees of the Board on which he sits, effective as of August 31, 2024. Mr. Strohm resigned from the Board in order to fully devote his time to other endeavors, and his resignation did not result from any disagreement with the Company on any matter, including relating to its operations, policies or practices. The Company thanks Mr. Strohm for his time and contribution to the Board.

Item 7.01 Regulation FD Disclosure.

On June 20, 2024, the Company issued a press release announcing the Board changes described above. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Document

99.1 Press release issued by SmartRent, Inc. on June 20, 2024.

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2024

SMARTRENT, INC.

By:	/s/ Lucas Haldeman
Name:	Lucas Haldeman
Title:	Chief Executive Officer